Exhibit  23.1

Consent of Independent Registered Public Accounting Firm

Magna International Inc.

Aurora, Ontario, Canada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128257) of Magna International Inc. of our report dated June 25, 2009, relating to the financial statements and supplemental schedules of The Magna Group of Companies Retirement Savings Plan appearing in this Form 11-K for the year ended December 31, 2008.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan

June 25, 2009